Exhibit 21
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                           MAXCOR FINANCIAL GROUP INC.
                         SUBSIDIARIES OF THE REGISTRANT

                                                               JURISDICTION
               SUBSIDIARY                                     OF INCORPORATION
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EURO BROKERS INVESTMENT CORPORATION                              DELAWARE

EURO BROKERS HOLDINGS, INC.                                      NEW YORK

EURO BROKERS INC.                                                NEW YORK

MAXCOR FINANCIAL  INC.                                           NEW YORK

MAXCOR FINANCIAL ASSET MANAGEMENT INC.                           DELAWARE

MAXCOR FINANCIAL SERVICES INC.                                   DELAWARE

MAXCOR INFORMATION INC.                                          DELAWARE

TRADESOFT TECHNOLOGIES, INC.                                     DELAWARE

E-B FUNDING CORPORATION                                          DELAWARE

EURO BROKERS TECHNOLOGY INC.                                     NEVADA

EURO BROKERS HOLDINGS LTD.                                       ENGLAND

EURO BROKERS LTD.                                                ENGLAND

EURO BROKERS SERVICES LTD.                                       ENGLAND

EURO BROKERS MEXICO, S.A. de C.V.                                MEXICO

EURO BROKERS (SWITZERLAND) S.A.                                  SWITZERLAND


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